UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018

AMERICAN EXPRESS COMPANY

(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

The following information is furnished under Item 7.01 - Regulation FD Disclosure:

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The new law makes broad and complex changes to the U.S. tax code and it will take time to interpret the changes. Based on our current understanding of the law following a preliminary review, we estimate significant impacts to our fourth quarter and full year 2017 earnings, as well as future periods.
In particular, the transition to the new territorial tax system will cause us to incur a deemed repatriation tax on undistributed earnings of certain non-U.S. subsidiaries. In addition, the reduction of the U.S. corporate tax rate will cause us to adjust our U.S. deferred tax assets and liabilities to the lower base rate of 21 percent. We estimate the overall impacts of the Tax Act will reduce earnings for the fourth quarter of 2017 by approximately $2.4 billion and thus we expect to report a net loss for the fourth quarter of 2017. Due to the impacts of the Tax Act, we expect full year 2017 earnings per share to be below our $5.80 to $5.90 guidance range.
The impacts of the Tax Act in the fourth quarter will reduce our regulatory capital and our capital ratios, although our capital ratios are expected to remain well above all minimum regulatory capital requirements and the reduction in the U.S. corporate tax rate increases our future capacity to generate capital. We continued to repurchase shares during the fourth quarter, and will assess any potential suspension, reductions or timing modifications to our share repurchases during the first half of 2018 when we have fully interpreted the impacts from the Tax Act.
While the Tax Act will negatively impact earnings in the fourth quarter of 2017, the lower corporate rate is expected to be a significant ongoing benefit to us. Beginning in 2018, we anticipate an effective tax rate in the low twenties before discrete tax items.
We will announce financial results for the quarter and year ended December 31, 2017, on January 18, 2018.

Cautionary Note Regarding Forward-Looking Statements
This report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which are based on currently available information, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•
adjustments arising in the normal course of completing our fourth quarter and year-end financial closing process, including calculations of year-end tax balances and valuation assessments of the tax assets;

•	our more comprehensive interpretation of the Tax Act, changes in interpretations and assumptions we have made and actions we may take as a result of the Tax Act;
•	implementation of and guidance from the Internal Revenue Service, the Financial Accounting Standards Board or others regarding the Tax Act, and any future changes or amendments to that legislation;
•
changes to factors, other than the federal corporate tax rate, that could affect our tax provision and related effective tax rate, including, among other things, our geographic mix of income, further changes in tax laws and regulation and unfavorable tax audits and other unanticipated tax items; and

•
changes affecting our ability or desire to return capital to shareholders through share repurchases, which will depend on factors such as approval of our capital plans by our primary regulators, the amount we spend on acquisitions of companies and our results of operations and capital needs and economic environment in any given period.

A further description of these and other risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Reports on Form 10-Q for the three months ended March 31, June 30 and September 30, 2017, and our other reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)
By:	/s/ Tangela Richter
Name: Tangela Richter
Title: Corporate Secretary

Date:  January 3, 2018